Exhibit 10.2

Amendment to Dynamic Materials Corporation
Employee Stock Purchase Plan
Adopted by the Board of Directors on March 7, 2012
Approved by the Stockholders on May 24, 2012

Dynamic Materials Corporation, a Delaware corporation (the “Company”) by its Board of Directors, hereby amends its Employee Stock Purchase Plan (the “Plan”) originally adopted on January 9, 1998, and approved by the stockholders of the Company on May 22, 1998, as subsequently amended, as follows:

1.             Amendment to Paragraph 3.    Paragraph 3(a), first sentence is hereby amended in its entirety to read as follows:

(a)           Subject to the Provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Six Hundred Thousand (600,000) shares of the Company’s common stock (the “Common Stock”).

2.             All Other Provisions Unaffected.    Except for this Amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.